Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:
Owens Realty Mortgage, Inc.
(925) 239-7001

Additional Investor Contact:
Bill Fiske
Georgeson LLC
212-440-9128
BFiske@georgeson.com

Media Contact:
Phil Denning
ICR, Inc.
646-277-1258
Phil.Denning@icrinc.com

Owens Realty Mortgage, Inc. Announces $10 Million Stock Repurchase Plan

Declares Increased Quarterly Dividend of $0.10

Discloses Ongoing Evaluation of Strategic Options Related to External Management Structure

WALNUT CREEK, Calif., June 13, 2017 -- Owens Realty Mortgage, Inc. (NYSE MKT: ORM) (the "Company") today announced that its Board of Directors (the "Board") has authorized a new stock repurchase plan (the "Repurchase Plan"), which enables the Company to repurchase up to $10,000,000 of its outstanding common stock from stockholders over the six months beginning July 13, 2017, as market conditions warrant. Additionally, the Board has declared an increased quarterly dividend of $0.10 per share of common stock for the quarter ending June 30, 2017 (increased from previously $0.08 per share).  The dividend will be paid on July 13, 2017 to stockholders of record at the close of business on June 30, 2017.

The Company has previously disclosed that it was considering the appropriate uses of capital, including repurchasing shares while continuing to deploy cash generated from sales. This is the fourth Repurchase Plan authorized by the Board in the past four years. The Company has repurchased $12.9 million of its stock and paid out $15.1 million in cash dividends since May 20, 2013.

William C. Owens, Chairman of the Board, stated: "This Repurchase Plan and our dividend increase demonstrate the Board's continued commitment to thoughtfully and appropriately deploying capital to deliver immediate value to our stockholders. Consistent with the broader strategy we have regularly communicated to stockholders over the years, we remain focused on the orderly disposition of our real estate assets, the investment of proceeds into commercial real estate loans, and increasing the dividend to stockholders."

Exhibit 99.1

"Today's announcement of the Company's fourth Repurchase Plan in as many years is part of that continued effort. The goal of our Repurchase Plan is to opportunistically close the valuation gap between our current stock price and the book value of our equity in an effort to continue maximizing stockholder value," added Mr. Owens.

Repurchases will be funded from available working capital, and the repurchased shares will return to the status of authorized but unissued shares of common stock. The Repurchase Plan will operate in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934. The Repurchase Plan provides for stock repurchases to commence on July 13, 2017, and is subject to certain price, volume and timing constraints specified in a brokerage agreement. There is no guarantee as to the exact number of shares that will be repurchased by the Company and there can be no assurance that any shares will be repurchased. The Repurchase Plan is set to expire on January 15, 2018, although the Company may terminate the Repurchase Plan at any time.

In connection with the Repurchase Plan, the Company disclosed that the Board's Compensation Committee, consisting of disinterested directors, has been engaged in a months-long internal analysis and evaluation of strategic options related to its external management structure with the assistance of FTI Consulting, Inc., a leading independent consultant.  During this period, the Compensation Committee has engaged in discussions with the Company's external manager primarily with respect to two alternatives:  (1) amendments to the management agreement that would replace the current management fee payable to the Manager with a management fee based on a stockholders' equity calculation that is similar to industry standards, or (2) an internalization transaction.  The discussions are ongoing and preliminary in nature, and no conclusion has been reached. Further details will be filed by the Company with the Securities and Exchange Commission on Form 8-K.

PremierCounsel LLP and Vinson & Elkins L.L.P. are representing Owens Realty.

About Owens Realty Mortgage, Inc.
Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust ("REIT") that focuses on the origination, investment, and management of commercial real estate mortgage loans. We provide customized, short-term acquisition and transition capital to small balance and middle-market investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term shareholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Exhibit 99.1

Additional information can be found on the Company's website at www.owensmortgage.com.
Forward Looking  Statements
 This press release may contain "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about the Company's plans, strategies, prospects, and anticipated events, including the transactions or other items discussed in this Current Report, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission including those appearing under the heading "Item 1A. Risk Factors" in the Company's most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Important Additional Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company's stockholders in connection with matters to be considered at the Company's 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting"). The Company has filed a definitive proxy statement and white proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with its solicitation of proxies from the Company's stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identities of the Company's directors and executive officers, and their direct or indirect interests, by security holdings or otherwise, are set forth in the proxy statement and other materials filed with the SEC in connection with the 2017 Annual Meeting. Stockholders can obtain the proxy statement, any amendments or supplements to the proxy statement, and any other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. These documents are also available at no charge in the "SEC Filings & Reports" section of the Company's website at www.owensmortgage.com.